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                                                                 Exhibit (e)(3)

[LOGO]                                                Platinum Investor(R) VIP
                                             Variable Universal Life Insurance
                                                      Supplemental Application

American General Life Insurance Company, ("AGL")
A member company of American International Group, Inc.

Home Office: Houston, Texas

(This supplement must accompany the appropriate application for life insurance.)

Applicant Information - Supplement to the application on the life of


       John Doe                              11/01/05
       Name of proposed insured              Date of application for life
                                             insurance

Initial Allocation Percentages

Investment Options In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                                           PREMIUM   DEDUCTION
                                                          ALLOCATION ALLOCATION
                                                          ---------- ----------
(301) AGL Declared Fixed Interest Account................     100%      100%
[AIM Variable Insurance Funds
(620/571-G) AIM V.I. International Growth*...............     ___%      ___%
The Alger American Fund
(622/573-G) Alger American Leveraged AllCap..............     ___%      ___%
(621/572-G) Alger American MidCap Growth.................     ___%      ___%
American Century Variable Portfolios, Inc.
(623/574-G) VP Value.....................................     ___%      ___%
Credit Suisse Trust
(624/575-G) Small Cap Growth*............................     ___%      ___%
Fidelity Variable Insurance Products
(628/579-G) VIP Asset Manager............................    ___%       ___%
(627/578-G) VIP Contrafund...............................    ___%       ___%
(625/576-G) VIP Equity-Income............................    ___%       ___%
(630/581-G) VIP Freedom 2020.............................    ___%       ___%
(631/582-G) VIP Freedom 2025.............................    ___%       ___%
(632/583-G) VIP Freedom 2030.............................    ___%       ___%
(626/577-G) VIP Growth...................................    ___%       ___%
(629/580-G) VIP Mid Cap..................................    ___%       ___%
Franklin Templeton Variable Insurance Products Trust
(636/587-G) VIP Franklin Small Cap Value Securities*.....    ___%       ___%
(633/584-G) VIP Franklin U.S. Government.................    ___%       ___%
(634/585-G) VIP Mutual Shares Securities.................    ___%       ___%
(635/586-G) VIP Templeton Foreign Securities*............    ___%       ___%
Janus Aspen Series
(637/588-G) International Growth*........................    ___%       ___%
(638/589-G) Mid Cap Growth...............................    ___%       ___%
J.P. Morgan Series Trust II
(639/590-G) JPMorgan Small Company*......................    ___%       ___%
MFS Variable Insurance Trust
(641/592-G) MFS VIT New Discovery*.......................    ___%       ___%
(640/591-G) MFS VIT Research.............................    ___%       ___%
Neuberger Berman Advisers Management Trust
(642/593-G) AMT Mid-Cap Growth...........................    ___%       ___%
Oppenheimer Variable Account Funds
(643/594-G) Oppenheimer Balanced.........................    ___%       ___%
(644/595-G) Oppenheimer Global Securities*...............    ___%       ___%
PIMCO Variable Insurance Trust
(648/599-G) PIMCO VIT CommodityReal-Return Strategy*.....    ___%       ___%
(646/597-G) PIMCO VIT Real Return........................    ___%       ___%
(645/596-G) PIMCO VIT Short-Term.........................    ___%       ___%
(647/598-G) PIMCO VIT Total Return.......................    ___%       ___%
Pioneer Variable Contracts Trust
(649/600-G) Pioneer Mid Cap Value VCT....................    ___%       ___%
Putnam Variable Trust
(650/601-G) Putnam VT Diversified Income.................    ___%       ___%
(651/602-G) Putnam VT Int'l Growth and Income*...........    ___%       ___%
SunAmerica Series Trust
(653/604-G) ST Aggressive Growth.........................    ___%       ___%
(652/603-G) ST SunAmerica Balanced.......................    ___%       ___%
VALIC Company I
(654/605-G) International Equities*......................    ___%       ___%
(655/606-G) Mid Cap Index................................    ___%       ___%
(656/607-G) Money Market I...............................    ___%       ___%
(657/608-G) Nasdaq-100 Index.............................    ___%       ___%
(660/611-G) Science & Technology.........................    ___%       ___%
(659/610-G) Small Cap Index*.............................    ___%       ___%
(658/609-G) Stock Index..................................    ___%       ___%
Van Kampen Life Investment Trust
(663/614-G) LIT Growth and Income........................    ___%       ___%
Vanguard Variable Insurance Fund
(661/612-G) VIF High Yield Bond..........................    ___%       ___%
(662/613-G) VIF REIT Index...............................    ___%       ___%
Other:                                                       ___%       ___%
                                                             100%       100%]

* If you select the Guaranteed Minimum Withdrawal Benefit (GMWB) Rider this investment option is designated as a Restricted Fund.

AGLC101859-2005                      Page 1 of 4                        Rev0406

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Dollar Cost Averaging (DCA)

Dollar Cost     ($5,000 Minimum Beginning Accumulation Value) An amount can be
Averaging (DCA) systematically transferred from any one investment option and directed to one or more of the investment options below. The
                AGL Declared Fixed Interest Account is not available for DCA.
                Please refer to the prospectus for more information on the DCA option.

                NOTE: DCA is not available if the Automatic Rebalancing option or GMWB Rider have been chosen.

                Day of the month for transfers: (Choose a day of the month between 1-28.)
                Frequency of transfers: [_]Monthly     [_]Quarterly
                [_]Semiannually     [_]Annually
                DCA to be made from the following investment option:
                Transfer $______        ($100 MINIMUM, WHOLE DOLLARS ONLY)

[ AIM Variable Insurance Funds
(620) AIM V.I. International Growth....................................... $___
The Alger American Fund
(622) Alger American Leveraged AllCap                                      $___
(621) Alger American MidCap Growth........................................ $___
American Century Variable Portfolios, Inc.
(623) VP Value............................................................ $___
Credit Suisse Trust
(624) Small Cap Growth.................................................... $___
Fidelity Variable Insurance Products
(628) VIP Asset Manager................................................... $___
(627) VIP Contrafund...................................................... $___
(625) VIP Equity-Income................................................... $___
(630) VIP Freedom 2020.................................................... $___
(631) VIP Freedom 2025.................................................... $___
(632) VIP Freedom 2030.................................................... $___
(626) VIP Growth.......................................................... $___
(629) VIP Mid Cap......................................................... $___
Franklin Templeton Variable Insurance Products Trust
(636) VIP Franklin Small Cap Value Securities............................. $___
(633) VIP Franklin U.S. Government........................................ $___
(634) VIP Mutual Shares Securities........................................ $___
(635) VIP Templeton Foreign Securities.................................... $___
Janus Aspen Series
(637) International Growth................................................ $___
(638) Mid Cap Growth...................................................... $___
J.P. Morgan Series Trust II
(639) JPMorgan Small Company.............................................. $___
MFS Variable Insurance Trust
(641) MFS VIT New Discovery............................................... $___
(640) MFS VIT Research.................................................... $___
Neuberger Berman Advisers Management Trust
(642) AMT Mid-Cap Growth.................................................. $___
Oppenheimer Variable Account Funds
(643) Oppenheimer Balanced................................................ $___
(644) Oppenheimer Global Securities....................................... $___
PIMCO Variable Insurance Trust
(648) PIMCO VIT CommodityRealReturn Strategy.............................. $___
(646) PIMCO VIT Real Return............................................... $___
(645) PIMCO VIT Short-Term................................................ $___
(647) PIMCO VIT Total Return.............................................. $___
Pioneer Variable Contracts Trust
(649) Pioneer Mid Cap Value VCT........................................... $___
Putnam Variable Trust
(650) Putnam VT Diversified Income........................................ $___
(651) Putnam VT Int'l Growth and Income................................... $___
SunAmerica Series Trust
(653) ST Aggressive Growth................................................ $___
(652) ST SunAmerica Balanced.............................................. $___
VALIC Company I
(654) International Equities.............................................. $___
(655) Mid Cap Index....................................................... $___
(656) Money Market I...................................................... $___
(657) Nasdaq-100 Index.................................................... $___
(660) Science & Technology................................................ $___
(659) Small Cap Index..................................................... $___
(658) Stock Index......................................................... $___
Van Kampen Life Investment Trust
(663) LIT Growth and Income............................................... $___
Vanguard Variable Insurance Fund
(661) VIF High Yield Bond................................................. $___
(662) VIF REIT Index...................................................... $___
Other:                                                                     $___

Automatic Rebalancing

Automatic Rebalancing ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable
                      division assets will be automatically rebalanced based on the premium percentages designated on Page 1 of this form. If the AGL Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                      Check Here for Automatic Rebalancing Frequency: [_] Quarterly [_] Semiannually [_] Annually

                      NOTE: Automatic Rebalancing is not available if the DCA option has been chosen. Automatic Rebalancing is required if the GMWB Rider has been selected.

AGLC101859-2005                      Page 2 of 4                        Rev0406

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Modified Endowment Contract

Contract If any premium payment causes the policy to be classified as a modified endowment contract under
                        Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded.
                        [X] YES  [_] NO

Authorization for Transactions

Initial appropriate box I (or we, if Joint Owners), hereby authorize AGL to here: act on telephone instructions or e-service instructions, if elected, to transfer values among the variable divisions and the AGL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

                        [_]Policy Owner(s)-- if Joint Owners, either of us
                           acting independently.

                        [_]Policy Owner(s) or the Agent/Registered
                           Representative who is appointed to represent AGL and the firm authorized to service my policy.

                        AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions or e-service instructions received and acted on in good faith, including losses due to telephone instruction or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

Suitability

All questions must be 1. Have you, the Proposed Insured or
answered.                Owner (if different), received the
                         variable universal life insurance
                         policy prospectus and the
                         investment choices brochure
                         describing the investment options?     [X] yes [_] no

                      2. Do you understand and acknowledge:

                          a. THAT THE POLICY APPLIED FOR IS
                             VARIABLE, EMPLOYS THE USE OF
                             SEGREGATED ACCOUNTS WHICH
                             MEANS THAT YOU NEED TO RECEIVE
                             AND UNDERSTAND CURRENT
                             PROSPECTUSES FOR THE POLICY
                             AND THE UNDERLYING ACCOUNTS?       [X] yes [_] no

                          b. THAT ANY BENEFITS, VALUES OR
                             PAYMENTS BASED ON PERFORMANCE
                             OF THE SEGREGATED ACCOUNTS MAY
                             VARY: AND                          [X] yes [_] no

                             (1)ARE NOT GUARANTEED BY THE
                                COMPANY, ANY OTHER
                                INSURANCE COMPANY, THE U.S.
                                GOVERNMENT OR ANY STATE
                                GOVERNMENT?                     [X] yes [_] no

                             (2)ARE NOT FEDERALLY INSURED
                                BY THE FDIC, THE FEDERAL
                                RESERVE BOARD OR ANY OTHER
                                AGENCY, FEDERAL OR STATE?       [X] yes [_] no

                          c. THAT IN ESSENCE, ALL RISK IS
                             BORNE BY THE OWNER EXCEPT FOR
                             FUNDS PLACED IN THE AGL
                             DECLARED FIXED INTEREST
                             ACCOUNT?                           [X] yes [_] no

                          d. THAT THE POLICY IS DESIGNED TO
                             PROVIDE LIFE INSURANCE
                             COVERAGE AND TO ALLOW FOR THE
                             ACCUMULATION OF VALUES IN THE
                             SEGREGATED ACCOUNTS?               [X] yes [_] no

                          e. THE AMOUNT OR DURATION OF THE
                             DEATH BENEFIT MAY INCREASE OR
                             DECREASE, DEPENDING ON THE
                             INVESTMENT EXPERIENCE OF THE
                             SEPARATE ACCOUNT?                  [X] yes [_] no

                          f  THE POLICY VALUES MAY INCREASE
                             OR DECREASE, DEPENDING ON THE
                             INVESTMENT EXPERIENCE OF THE
                             SEPARATE ACCOUNT, THE AGL
                             DECLARED FIXED INTEREST
                             ACCOUNT ACCUMULATION, AND
                             CERTAIN EXPENSE DEDUCTIONS?        [X] yes [_] no

                      3. Do you believe the Policy you
                         selected meets your insurance and
                         investment objectives and your
                         anticipated financial needs?           [X] yes [_] no

AGLC101859-2005                      Page 3 of 4                        Rev0406

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Electronic Delivery Consent

    American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

    This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

    . Contract prospectuses and supplements

    . Investment option prospectuses and supplements

    . Statements of additional information

    . Annual and semi-annual investment option reports

    This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 4880 Houston, Texas 77210-4880.
    Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

    In order to participate in this delivery method you must have access to the following:

    . A personal computer with CD-ROM hardware and software

    . Browser software, such as Microsoft Internet Explorer, Netscape
      Communicator, or equivalent,

    . Communication access to the Internet.

    Should you wish to print materials that have been delivered via e-mail or CD-ROM you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

    We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

    Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

    By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

    I consent to receive electronic delivery of the documents specified above.

  _________________________________          __________________________________
  Signature of Owner                         Please provide your e-mail address
  If you prefer CD-ROM Delivery, please
  check here [_]

Signatures

Signatures Signed at (city, state) Anytown, USA

           Print name of Broker/Dealer________________________________

           [X] Registered
           representative Mary Smith     State license #_________ Date 11/01/05

           [X] Primary proposed insured
           John Doe                                               Date 11/01/05

           [X] Owner Jane Doe                                     Date 11/01/05
           (If different from Proposed
           Insured)

           [X] Joint Owner ______________________________         Date
           (If applicable)

AGLC101859-2005                      Page 4 of 4                        Rev0406